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                                 EXHIBIT 3.1-B

    CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF THE COMPANY
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                                                                          PAGE 1

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                       ________________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RYKA INC.", FILED IN THIS OFFICE ON THE EIGHT DAY OF JULY, A.D. 1996, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                              [SEAL APPEARS HERE]


                                             /s/ Edward J. Freel
                                             -------------------------------
                                             Edward J. Freel, Secretary of State

2101594                                      AUTHENTICATION:    8019444

960199378                                              DATE:    07-09-96
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                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                                   RYKA INC.

     The undersigned, a corporation duly organized and existing under the laws of the State of Delaware, in accordance with the provisions of Section 242 of Title 8 of the Delaware Code, does hereby certify:

     1. The name of the Corporation as it appears on the records of the Secretary of State of Delaware is RYKA INC. (the "Corporation").

     2.   The date of incorporation of the Corporation is September 15, 1986.

     3. Article Four of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          "The total number of shares of stock which the corporation shall have authority to issue is ninety-one million (91,000,000), consisting of ninety million (90,000,000) shares of Common Stock, $.01 par value per share, and one million (1,000,000) shares of Preferred Stock, $.01 par value per share.

          The designations and powers, rights and preferences and the qualifications, limitations or restrictions with respect to each class of stock of the corporation shall be determined by the Board of Directors from time to time."

     4. The amendment has been adopted by the board of directors of the Corporation and approved by the shareholders of the Corporation in accordance with the provisions of Section 242(b) (1) of Title 8 of the Delaware Code.
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     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on its behalf as of this 8th day of July, 1996.

                                   RYKA INC,

                                   By: /s/ Michael G. Rubin
                                       -------------------------------
                                       Michael G. Rubin, President


                                   Attest: /s/ Steven A. Wolf
                                           ---------------------------
                                           Steven A. Wolf, Secretary

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